Exhibit 5


                                        April 12, 1996

Entergy Corporation
639 Loyola Avenue
New Orleans, Louisiana  70113

Ladies and Gentlemen:

     With respect to the Registration Statement on Form S-3
(Registration No. 333-     ) of Entergy Corporation (the
"Company") filed pursuant to the Securities Act of 1933, as amended, in connection with the proposed issuance and sale pursuant to the Entergy Corporation
Dividend Reinvestment and Stock Purchase Plan (the "Plan") of 10,000,000 shares of common stock, $.01 par value (the
"Common Stock"), I am of the opinion that the Company is duly organized and existing under the laws of Delaware and has the corporate power to conduct its business and issue the Common Stock.

     I am further of the opinion that when the steps mentioned in the next paragraph below shall have been taken,
(a) all requisite corporate and governmental authorizations will have been given for the issuance and sale of the Common Stock (except such governmental authorization as may be necessary under the Blue Sky laws of the several States as to which I give no opinion) and (b) the shares of Common Stock will be validly issued, fully paid and nonassessible.

     The steps to be taken as indicated in the preceding paragraph are:

     (1) Authorization of the issuance and sale of the Common Stock by the Board of Directors and/or a duly appointed committee and/or authorized officer of the Company;

     (2) Compliance with the Securities Act of 1933, as amended;

     (3)  Compliance with the Public Utility Holding Company
Act of 1935, as amended; and

     (4) The issuance and sale of the Common Stock for consideration pursuant to and in accordance with the terms of the Plan, and in accordance with all such authorizations.

     I hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Station.

                                  Very truly yours,

                                  /s/ Laurence M. Hamric

                                  Laurence M. Hamric
                                  Corporate and Securities
                                  Entergy Services, Inc.